EXHIBIT B


                       SUB-INVESTMENT MANAGEMENT AGREEMENT

                              BY, BETWEEN AND AMONG

                          RESERVE PRIVATE EQUITY SERIES

                       RESERVE MANAGEMENT COMPANY, INC.

                                       AND

                           -------------------------------

                                     FOR THE

                         RESERVE ___________________FUND

                       SUB-INVESTMENT MANAGEMENT AGREEMENT

                                     FOR THE

                        RESERVE _________________ FUND


        THIS AGREEMENT made this __________ day of ____________________,  199__, by, between and among RESERVE PRIVATE EQUITY SERIES ("Trust"), RESERVE MANAGEMENT COMPANY, INC., a New Jersey corporation having its principal place of business in New York (the "Investment Manager") and ____________________________________., a corporation having its principal place
of  business  in  ______________________________________   (the  "Sub-Investment
Manager");
                             W I T N E S S E T H:

        WHEREAS, the Trust is engaged in business as a non-diversified open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "1940 Act");

        WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest, no par value in separate series or classes of series with each such separate series representing an interest in a separate portfolio of investment securities and other assets;

        WHEREAS, the Trust has employed the Investment Manager to act as investment manager of the Reserve ___________________ Fund ("Fund") as set forth in the Investment Management Agreement between the Trust and the Investment Manager dated __________________________, 199__, (the "Investment Management Agreement");

        WHEREAS, the Sub-Investment Manager is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

        WHEREAS, the Trust and the Investment Manager desire to retain the Sub-Investment Manager to render investment management services to the Fund in the manner and on the terms hereinafter set forth;

        The parties agree as follows:

        1. Duties of the Sub-Investment Manager. The Sub-Investment Manager hereby agrees subject to the supervision of the Investment Manager and the Trust
(1) to act as the investment adviser to, and investment manager of, the Reserve____________________ Fund of the Trust, (2) to manage the investment and reinvestment of the assets of the Fund for the period and on the terms and conditions set forth in this Agreement, and (3) during the term hereof, as its own expense, to render the services and to assume the obligations herein set forth for the compensation provided for herein.

        2. Sub-Investment Management Services. In performing the duties stated in Paragraph 1 above, the Sub-Investment Manager will regularly provide the Investment Manager and the Trust with such investment research, advice and management as the Investment Manager and the Trust may from time to time consider necessary for the proper management of the Fund. The Sub-Investment Manager will furnish continuously an investment program and will conduct a continuous program of evaluation of assets in the Fund. In this connection the Sub-Investment Manager will provide the Board of Trustees and officers of the Trust with such statistical information with respect to investments of the Fund and such periodic and special reports and information as the Investment Manager or the Trust may reasonably request. In addition the Sub-Investment Manager will determine which securities or other investments shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in securities or other assets in which it may invest. In so acting, the Sub-Investment Manager shall always be subject to, and shall follow at all times (i) any restrictions of the Trust's Declaration of Trust and By-Laws, as amended from time to time,
(ii) the applicable provisions of the 1940 Act, and any rules and regulations adopted thereunder, (iii) statements relating to the Fund's investment objectives, policies and restrictions as the same are set forth in the prospectus of the Fund and statement of additional information then currently effective under the Securities Act of 1933, and (iv) any other provision of state and federal law applicable to it in connection with its duties hereunder. Should the Board of Trustees of the Trust or the Investment Manager at any time, however, make any definite determination as to investment policy of the Fund and notify the Sub-Investment Manager thereof, the Sub-Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Sub-Investment Manager shall take, on behalf of the Trust, all actions which it deems necessary to implement the investment policies of the Fund , determined as provided above, and in particular shall place orders for the purchase or sale of securities or other investments for the Fund with brokers or dealers selected by the Sub-Investment Manager.

        3. Purchase and Sale of Assets. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Investment Manager, provided that the Sub-Investment Manager does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in a manner the Sub-Investment Manager deems equitable among the accounts involved and at a price which is approximately averaged. Neither the Sub-Investment Manager, nor any of its principals, directors, officers or employees, nor any person, firm or corporation controlling, controlled by or under common control with it shall act as a principal or receive any commission as agent in connection with the purchase or sale of assets of the Fund.

        In placing orders for the purchase or sale of investments for the Fund, the Sub-Investment Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

        Subject to prior authorization by the Trust's Board of Trustees of appropriate policies and procedures, the Sub-Investment Manager may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, cause the Fund to pay a broker or dealer that provides research and other brokerage services to the Sub-Investment Manager an amount of commission for effecting a Fund investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. In the event of such authorization, and to the extent authorized by said section, the Sub-Investment Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

        4. Compensation of the Sub-Investment Manager. For the services rendered by the Sub-Investment Manager, the Investment Manager shall pay to the Sub-Investment Manager at the end of each calendar quarter a fee equal to one-half of the net profit before taxes. Net profit is deemed to be the comprehensive fee less fund expenses (as defined by the SEC and exemplified by The Reserve Funds' accounting as audited by PricewaterhouseCooopers LLP or successor auditors) and all applicable sales and marketing costs of both the Investment Manager and Sub-Investment Manager. Expenses are allocated to a fund on an identified cost basis or prorated by assets or number of accounts where facilities, services or personnel are utilized by more than one fund. The Fund will be audited annually and its books are open to inspection by the Investment Manager and Sub-Investment Manager on any reasonable frequency with or without notice. The Investment Manager shall provide an unaudited Statement of Operations quarterly of the revenues received from and expenses incurred on behalf of the Fund.

        The payment of the advisory fees and the allocation of charges and expenses between the Trust and the Investment Manager are set forth in the Investment Management Agreement. Nothing in this Sub-Investment Management Agreement shall change or affect that arrangement. The payment of advisory fees and the apportionment of any expenses related to the services of the Sub-Investment Manager shall be the sole concern of the Investment Manager and the Sub-Investment Manager and shall not be the responsibility of the Trust.

        5. Books and Records. The Sub-Investment Manager agrees that all books and records which it maintains for the Trust are the Trust's property, and, in the event of termination of this Agreement for any reason, the Sub-Investment Manager agrees to return to the Trust, free from any claim or retention of rights by the Sub-Investment Manager, all records relating to the Fund. The Sub-Investment Manager also agrees upon request of the Investment Manager or the Fund, promptly to surrender the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities and the Investment Manager or the Fund. In connection with its duties hereunder the Sub-Investment Manager further agrees to maintain, prepare and preserve books and records in accordance with the 1940 Act and rules thereunder, including but not limited to, Rule 31a-1 and 31a-2.

        The Sub-Investment Manager will use records or information obtained under this Agreement only for the purposes contemplated hereby, and will not disclose such records or information in any manner other than as expressly authorized by the Trust, or if disclosure is expressly required by applicable Federal or state regulatory authorities or by this Agreement.

        6. Liability and Indemnification. In performing its duties hereunder, the Sub-Investment Manager may rely on all documentation and information furnished it by the Trust. Except as may otherwise be provided by the 1940 Act, neither the Sub-Investment Manager nor its officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Investment Manager's duties or by reason of reckless disregard of the Sub-Investments Manager's obligations and duties under this Agreement. The Sub-Investment Manager shall also comply with the Fund's Code of Ethics, which has been provided to it.

        Investment Manager and Trust agree to hold harmless and indemnify Sub-Investment Manager from and against any loss, liability, damages or expenses, including attorney fees, resulting from willful misfeasance, bad faith or gross negligence by Investment Manager or Trust, or by any officer, director, employee or agent of either. Further, Investment Manager and Trust agree to indemnify Sub-Investment Manager for any loss, liability, damages or expenses, including attorney fees, that may be incurred by Sub-Investment Manager as a result of a breach, or allegations of a breach, of a fiduciary duty by Investment Manager or Trust or as a result of a violation, or allegation of a violation, by Investment Manager or Trust of the federal securities laws, including but not limited to, the Investment advisers Act of 1940 and the Investment Company Act of 1940, or of any other federal or state law(s), rule(s) or regulation(s) applicable to Investment Manager or Trust.

        7. Reliance on Documents. The Trust or its agent will provide timely information to the Sub-Investment Manager regarding such matters as purchases and redemptions of shares in the Fund, the cash requirements, and cash available for investment in the Fund, and all other information as may be reasonably necessary or appropriate in order for the Sub-Investment Manager to perform its responsibilities hereunder.

        The Investment Manager has herewith furnished the Sub-Investment Manager copies of the Fund's prospectus and statement of additional information, the Declaration of Trust and By-Laws as currently in effect and agrees during the continuance of this agreement to furnish the Sub-Investment Manger copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Investment Manager will be entitled to rely on all such documents furnished to it by the Investment Manager of the Fund.

        8. Approval and Termination of this Agreement. This Agreement and any amendments hereto shall be approved by vote of the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided, however, that if the shareholders of the Fund fail to approve the Agreement as provided herein, the Sub-Investment Manager may continue to serve in such capacity in the manner and to the extent permitted by the Act and the rules thereunder, and no amendment to this Agreement shall become effective until so approved.

        This Agreement shall become effective as of the date first above written. Thereafter, it shall continue in effect from year to year, but only so long as such continuance is specifically approved at least annually by (a) the Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Fund, and (b) a majority of those trustees who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated without the payment of any penalty, by the Board of Trustees of the Trust, by vote of a majority of the outstanding shares of the Fund, or by the Investment Manager on sixty days' written notice to the Sub-Investment Manager, or by the Sub-Investment Manager on sixty days' written notice to the Trust or the Investment Manager. This Agreement shall automatically terminate in the event of its assignment or in the event of termination of the Investment Advisory Agreement.

        9. Definitions. The terms "assignment," "interested person," and "majority of the outstanding voting securities," when used in this Agreement, shall have the respective meanings specified under the Investment Company Act and the rules thereunder.

        10. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

        11. Shareholder Liability. The Sub-Investment Manager understands and agrees that the obligations of the Trust under this Agreement are not binding upon any shareholder of the Trust personally, but bind only the Trust and the Trust's property. The Sub-Investment Manager represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder liability for acts or obligations of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the day and year first above written.

                                          RESERVE PRIVATE EQUITY SERIES
Attest:

________________________________          BY:_____________________________

Title:___________________________         Title:___________________________


                                          [INSERT NAME OF SUB ADVISOR]
Attest:

________________________________          BY:_____________________________

Title:___________________________         Title:___________________________


                                          RESERVE MANAGEMENT COMPANY, INC.
Attest:

________________________________          BY:_____________________________

Title:___________________________         Title:___________________________